UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF l934

Content Checked Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	99-0371233
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8730 Sunset Blvd., Suite 240 West Hollywood, California 90069	90069
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share, of Content Checked Holdings, Inc. (the “Registrant”) set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (as amended, the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “SEC”) on July 17, 2015 and declared effective on October 15, 2015 (File Number 333-205730) is incorporated herein by reference. Any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description of the common stock shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The following Exhibits are incorporated herein by reference pursuant to Rule 12b-32 of the Securities Exchange Act of 1934, as amended:

Exhibit
Number	Description

3.1	Articles of Incorporation of the Registrant (incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on August 16, 2013, Exhibit 3.1)

3.2	Certificate of Amendment of Articles of Incorporation of the Registrant, dated as of December 18, 2014 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on April 30, 2015, Exhibit 3.2)

3.3	Articles of Merger of Content Checked, Inc., with and into Content Checked Acquisition Corp., filed April 17, 2015 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on April 30, 2015, Exhibit 3.3)

3.4	By-Laws of the Registrant (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on April 30, 2015, Exhibit 3.4)

4.1	Form of 8% Senior Secured Convertible Debenture issued by the Registrant on September 3, 2015 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on September 4, 2015, Exhibit 4.1)

4.2	Form of A Common Stock Purchase Warrant issued by the Registrant on September 3, 2015 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on September 4, 2015, Exhibit 4.2)

4.3	Form of B Common Stock Purchase Warrant issued by the Registrant on September 3, 2015 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on September 4, 2015, Exhibit 4.3)

10.1	Form of Lock-Up and No Short Selling Agreement between the Registrant and the Registrant’s officers, directors and shareholders party thereto (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on April 30, 2015, Exhibit 10.4)

10.2	Form of PPO Subscription Agreement between the Registrant and the investors party thereto (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on April 30, 2015, Exhibit 10.5)

10.3	Form of Registration Rights Agreement between the Registrant, the PPO investors, the holder of the Secured Bridged Convertible Note and the holder of the Unsecured Bridged Convertible Note (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on April 30, 2015, Exhibit 10.8)

10.4	Form of Lock-Up and No Short Selling Agreement between the Registrant and certain of the Registrant’s shareholders party thereto (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on April 30, 2015, Exhibit 10.10)

10.5	The Registrant’s 2015 Equity Incentive Plan (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on April 30, 2015, Exhibit 10.11)

10.6	Securities Purchase Agreement, dated as of September 3, 2015, by and between the Registrant and Hillair Capital Investments L.P. (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on September 4, 2015, Exhibit 10.1)

10.7	Amendment No. 1 to the Registrant’s 2015 Equity Incentive Plan (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on February 23, 2016, Exhibit 10.1)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CONTENT CHECKED HOLDINGS, INC.

By:	/s/ Kris Finstad
Name:	Kris Finstad
Title:	Chief Executive Officer and President

Dated: February 24, 2016